Exhibit 99.1

BigBear.ai Announces Registered Direct Offering of Common Stock and Warrants

June 8, 2023

COLUMBIA, Md., June 8, 2023 — (BUSINESS WIRE) — BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced that it has entered into a definitive agreement for the purchase and sale of 11,848,341 shares of its common stock and accompanying warrants initially exercisable for up to 8,886,255 shares of common stock at a combined purchase price of $2.11 per share of common stock for aggregate gross proceeds of approximately $25 million, before deducting underwriting discounts and commissions and offering expenses. The warrants will become exercisable six months after issuance, have a term of five years from the initial exercise date and will have an exercise price of $2.32 per share. The offering is expected to close on or about June 13, 2023, subject to satisfaction of customary closing conditions.

The securities described above are being offered by BigBear.ai pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-271230) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on April 21, 2023. The securities may be offered only by means of a prospectus supplement. When available, a copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BigBear.ai

BigBear.ai’s mission is to deliver clarity for the world’s most complex decisions. BigBear.ai’s AI-powered decision intelligence solutions are leveraged in three core markets, including global supply chains & logistics, autonomous systems and cyber. BigBear.ai’s customers, which include the US Intelligence Community, Department of Defense, the US Federal Government, as well as complex manufacturing, distribution, and healthcare, rely on BigBear.ai’s solutions to empower leaders to decide on the best possible scenario by creating order from complex data, identifying blind spots, and building predictive outcomes. Headquartered in Columbia, Maryland, BigBear.ai is a global, public company traded on the NYSE under the symbol BBAI.

Forward-Looking Statements

Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” “guidance,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the registered direct offering described herein. All of such statements are subject to risks and uncertainties, and assumptions, including those that are described in the Risk Factor sections of the preliminary prospectus supplement for such offering to be filed with the SEC and the documents incorporated by reference therein, including without limitation those risks and uncertainties identified in the “Risk Factors” section of BigBear.ai’s Registration Statement on Form S-3 declared effective by the SEC on April 21, 2023, the accompanying prospectus, BigBear.ai’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as amended by Amendment No. 1 to BigBear.ai’s Annual Report on Form

10-K/A, as filed with the SEC on April 7, 2023, and other filings that BigBear.ai makes with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, BigBear.ai undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts:

BigBear.ai

Investor Contact

investors@bigbear.ai

Media Contact

Shane Karp

media@bigbear.ai

FTI Consulting

IRBigBearai@fticonsulting.com, or

investors@bigbear.ai

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